Exhibit 99.3

November 20, 2007

Mr. Walter Killough
dELiA*s, Inc.
50 West 23rd Street
New York, NY 10010

Re:	Employment Agreement dated as of December 6, 2005 between dELiA*s, Inc. and Walter Killough (the “Agreement”)

Dear Walter:

This letter, when countersigned by you, shall constitute the First Amendment to the Agreement.

Section 2 of the Agreement is hereby amended by deleting the word “second” and replacing it with “third”.

Section 4(a) of the Agreement is hereby amended by deleting the word “second” and replacing it with “third”.

Except as amended by this First Amendment, the Agreement shall remain in full force and effect without modification.

If you are in agreement with the foregoing, please countersign below in the space indicated.

Sincerely,

dELiA*s, Inc.

By:	/s/ Stephen A. Feldman
Name: Stephen A. Feldman
Title: Chief Financial Officer

ACKNOWLEDGED AND AGREED:

/s/ Walter Killough
Walter Killough